                                                      Registration No. 333-17319



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                          Post-Effective Amendment No.1
                                       To
                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933



                                   QUIPP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Florida                                                59-2306191
---------------------------------------                ------------------------------------
    (State or other jurisdiction of                    (I.R.S. Employer Identification No.)
     incorporation or organization)



        4800 N.W. 157th Street
           Miami, Florida                                           33014-6434
-----------------------------------------                           ----------
(Address of Principal Executive Offices)                            (Zip Code)

                  Quipp, Inc. 1996 Directors Fee Purchase Plan
                  --------------------------------------------
                            (Full title of the plan)

                                 Anthony P. Peri
                      President and Chief Executive Officer
                                   Quipp, Inc.
                             4800 N.W. 157th Street
                            Miami, Florida 33014-6434
                     --------------------------------------
                     (Name and address of agent for service)



                                 (305) 623-8700
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                                   Copies to:

                              Alan Singer, Esquire
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000
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This post-effective amendment is being filed to deregister the 13,021 shares of
Quipp, Inc. Common Stock, $.01 par value, that remained unsold upon the termination of the Quipp, Inc. 1996 Directors Fee Purchase Plan.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on March 16, 2001.

                                        Quipp, Inc.


                                        By: /s/ Anthony P. Peri
                                            -------------------------------
                                            Anthony P. Peri
                                            President and Chief Executive
                                              Officer


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                                 Title                                  Date
    ---------                                 -----                                  ----
/s/ Ralph M. Branca                     Director                                March 16, 2001
----------------------------
Ralph M. Branca


      *                                 Director                                March 16, 2001
----------------------------
Richard H. Campbell


      *                                 Director                                March 16, 2001
----------------------------
Cristina H. Kepner


      *                                 Director                                March 16, 2001
----------------------------
Louis D. Kipp


/s/ Anthony P. Peri                                                             March 16, 2001
----------------------------            Chief Executive
Anthony P. Peri                         Officer and Director


      *                                 Director                                March 16, 2001
----------------------------
William L. Rose

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
/s/ Jeffrey S. Barocas                                                          March 16, 2001
----------------------------            Chief Financial
Jeffrey S. Barocas                      Officer (Principal
                                        Financial and
                                        Accounting Officer)

*By:  /s/ Ralph M. Branca
    ------------------------
      Ralph M. Branca
      Attorney-in-Fact

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